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                                                                   Exhibit 10.34


                               ADVISORY AGREEMENT

     THIS AGREEMENT, dated as of the 4th day of September 2002, is between SmarTire Systems Inc. whose business address is 13151 Vanier Place, Suite 150, Richmond, British Columbia, Canada V6V 2J1, and facsimile is 1.604.276.2350, and West Sussex Trading, Inc. (hereinafter the "Advisor") whose business address is 55 Ginty Boulevard, Haverhill, Massachusetts 01831-1917 and facsimile is
1.978.521.5307. This Agreement replaces and supersedes the prior Advisory Agreement dated August 17, 2001 between SmarTire and the Advisor.

     1. ADVISORY SERVICES. Subject to the terms and conditions set forth herein, the Advisor hereby agrees to act as an advisor in raising new equity and/or debt financing (hereafter "Funds") for SmarTire Systems Inc. and its affiliates (hereinafter "SmarTire"). It is understood and agreed that Funds may take the form of investments in conventional debt, convertible debt, secured debt, participating debt, warrants, equity, preferred equity, lines of credit, letters of credit or the like. The Advisor agrees to seek out the person(s), partnership(s), corporation(s), or other entity(ies) or group(s) satisfactory to SmarTire (hereinafter "Investor(s)"), who would be interested in entering into the Transaction(s) with SmarTire, as well as such other consultants or professionals as may be necessary or appropriate to assist SmarTire, in effecting the Transaction(s). As used in this Agreement, a "Transaction" shall mean the payment of Funds to SmarTire as investments in the form or forms listed above, or in any other similar investment. SmarTire shall have the absolute right to refuse to consummate a Transaction with any Investor(s) for any reason or for no reason.

     2. INDEPENDENT CONTRACTOR STATUS. In rendering advisory services hereunder, the Advisor shall act solely as an independent contractor, and this Agreement shall not be construed to create any employee/employer relationship between the Advisor and SmarTire. The Advisor shall not be empowered to act for or bind SmarTire to any third parties.

     3. SMARTIRE INFORMATION PROCEDURE. The Advisor will disclose to SmarTire the Investor(s) whom the Advisor wishes to contact as the potential source(s) of Funds for SmarTire prior to introducing the SmarTire information package to the Investor(s). SmarTire shall make available sufficient information in suitable format to permit the Advisor to introduce SmarTire effectively to the Investor(s) for the purpose of raising Funds. If requested by SmarTire, the Advisor will only furnish such information to the Investor(s) after the Investor(s) has signed a confidentiality agreement satisfactory in form and substance to SmarTire.

     4. TERM. The initial term of this Agreement shall commence on the date hereof, and continue for a period of one hundred and eighty (180) days hereafter. Thereafter, this Agreement shall renew automatically for successive terms of ninety (90) days unless either party shall give notice of termination in writing to the other party at least ten (10) days before a renewal date. In any event, SmarTire shall remain liable to compensate the Advisor as provided in paragraphs 5 and 6 below.

     5.  COMPENSATION.

     (a) SmarTire agrees to pay to the Advisor a cash fee equal to eight per cent (8%) of all Funds received by SmarTire from the Investor(s) introduced to SmarTire by the Advisor. SmarTire will pay the cash fee to the Advisor by wire transfer to its designated bank account within 48 hours of receipt of Funds.

     (b) In the event that Funds are received by SmarTire from the Investor(s) in installments, the cash fee will be paid pro rata to the Advisor within 48 hours of each date that Funds are received by SmarTire.

     (c) In the event that the Advisor shall become entitled to cash fees under the terms of this Agreement, SmarTire shall pay such cash fees within 48 hours of the date that Funds are received by SmarTire from the Investor(s) for a period of three years from the date of this Agreement notwithstanding the earlier termination of this Agreement.

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     (d)  SmarTire shall be obligated to pay success fees only to the extent that such transactions are actually closed and Funds made available to SmarTire. If all or a portion of the consideration paid in a Transaction is other than cash, then the value of such non-cash consideration shall be the fair market value thereof on the date that such Transaction is consummated, as agreed to in good faith between the parties.

     (e) In addition to the cash fee compensation detailed in paragraph 5 (a-d) above, at the closing of the Transaction(s), SmarTire will issue to the Advisor or its assigns, warrants (the "Warrants") to purchase 8% of the amount of Securities issued to purchasers. The exercise price of the Warrants shall be equal to the price at which common equity of the Company is issued (or in the event of a convertible security, the conversion price or exercise price into common equity on the closing date). The Warrants shall be exercisable after the date of issuance and shall expire five years after the date of issuance, unless otherwise extended by the Company. The Warrants shall include weighted average anti-dilution protection (subject to exceptions for any shares issuable pursuant to options or other convertible securities outstanding on the date first written above, as well as for options or other stock-based compensation or incentives that may reasonably be granted to directors, officers and employees pursuant to stock incentive plans), a cashless exercise provision (subject to any limitations imposed by applicable corporate laws) and shall be non-redeemable. The Warrants shall also include piggyback registration rights. Notwithstanding the foregoing, the compensation payable under this section may be paid in SmarTire common shares, subject to mutual agreement between the Advisor and SmarTire.

     6. REIMBURSEMENT OF EXPENSES. In addition to the fees described in paragraph 5 (a-e) above, SmarTire agrees to reimburse the Advisor, monthly, for all reasonable out-of-pocket expenses incurred in connection with the Advisor providing services under this Agreement, subject to a maximum of $12,500. All expenses in excess of $2,000.00 shall be pre-approved by SmarTire.

     7. PROPRIETARY INFORMATION. The Advisor understands and acknowledges that at all times both during and after the term of its Advisory Agreement with SmarTire, the Advisor will keep in strictest confidence and trust all proprietary information belonging to SmarTire, and it will not use or disclose any such proprietary information without the written consent of SmarTire except as required by a court of law or as may be necessary in the ordinary course of performing its duties as Advisor to SmarTire; provided however, that the term "proprietary information" shall not include any information which is in the public domain.

     8. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of SmarTire by reorganization, merger, consolidation or otherwise and any assignee of all or substantially all of its business and properties. The Advisor shall have the right to assign its rights under this Agreement to any person(s) or entity(ies) as specified in writing with notice of assignment sent to SmarTire by mail and/or facsimile.

     9. NOTICES. Any notice which a party is required or may desire to give pursuant to this Agreement shall be given by personal delivery, facsimile, or registered or certified mail, return receipt requested, addressed to the Advisor at the business address of the Advisor above, or addressed to SmarTire at its registered address above, or at such other place as either party may from time to time designate in writing. The date of personal delivery or the date of mailing or sending by facsimile of any such notice shall be deemed to be the date of delivery thereof.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the internal substantive laws of the Commonwealth of Massachusetts, U.S.A.

     11. COUNTERPARTS. This Agreement may be executed in counterparts and by facsimile signature, any one of which shall be deemed an original.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as if an instrument under seal, on the date first above written.


                                       WEST SUSSEX TRADING, INC.


                                       By:  /s/ John A. Finbury
                                            ------------------------------------
                                            John A. Finbury, Director



                                       SMARTIRE SYSTEMS INC.


                                       By:  /s/ Robert V. Rudman
                                            ------------------------------------
                                            Robert V. Rudman, Chairman and CEO